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                                                                EXHIBIT 10.48
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                           INTERFERON SCIENCES, INC.
                                783 JERSEY AVE.
                        NEW BRUNSWICK, NEW JERSEY 08901



                                 July 31, 1995


The Purdue Frederick Company
100 Connecticut Avenue
Norwalk, Connecticut  06850-3590

Dear Sirs:

                 Reference is hereby made to that certain Stock Purchase Agreement between us dated June 14, 1991 whereby The Purdue Frederick Company ("PF") acquired shares of Common Stock of Interferon Sciences, Inc. ("ISI"), and that certain Agreement dated January 26, 1994, as amended by Amendment dated March 29, 1995 (the "Stock Sale Agreement"), pursuant to which ISI agreed to purchase from PF, and PF agreed to sell to ISI, all of the shares of ISI's Common Stock owned by PF. Capitalized terms used herein without definition shall have the same respective meanings as provided in the Stock Sale Agreement.

                 This letter is to confirm our agreement that:

                 1. The Closing Date for ISI's obligation to purchase from PF, and PF's obligation to sell to ISI, 541,944 shares of ISI's Common Stock on July 25, 1995 pursuant to the Stock Sale Agreement is hereby extended from July 25, 1995 until the first to occur of (a) August 31, 1995 or (b) the date on which ISI is first informed that ISI has been unable to obtain $7,800,000 or more in gross proceeds to ISI from ISI's currently proposed underwritten registered public offering of shares of ISI's Common Stock ("ISI's Public Offering").

                 2. In the event that on or before August 31, 1995 ISI obtains $7,800,000 or more in gross proceeds to ISI from ISI's Public Offering, then, upon receipt by PF of a letter from ISI and the underwriter of ISI's Public Offering notifying PF that ISI has obtained such proceeds, the Stock Sale Agreement shall be automatically terminated without further action by the parties with the result that PF shall continue to own, and shall be free to sell, subject to applicable securities laws, its 541,944 shares of ISI Common Stock, and ISI shall no longer have any obligation to purchase any of such shares

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from PF; provided, however, that, during the period from the date hereof until
December 31, 1996, PF shall not sell or otherwise dispose of any of its 541,944 shares of ISI Common Stock without the consent of ISI, except that the foregoing prohibition against sale and disposition shall not apply to any sale or disposition to any one or more affiliates of PF; provided that any such affiliate agrees to be bound by the provisions of this letter.

                 Except as otherwise expressly provided in paragraphs 1 and 2 above, the Stock Sale Agreement and all provisions therein shall continue in full force and effect without any modification or amendment.

                 If you agree with the foregoing, kindly evidence your agreement by signing the enclosed copy of this letter in the space provided below and by returning the enclosed copy to the undersigned.

                                           Very truly yours,

                                           INTERFERON SCIENCES, INC.

                                           By_____________________________
                                             Title:  Vice President


ACCEPTED AND AGREED:

THE PURDUE FREDERICK COMPANY

By____________________________
  Title:  Group Vice President



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